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                                                                    EXHIBIT j(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 19, 2001, relating to the financial statements and financial highlights of the AIM Balanced Fund and the AIM Value Fund (two of the funds constituting the AIM Funds Group), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS, LLP


Houston, Texas
December 28, 2001